UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 21, 2020

Social Life Network, Inc.

(Exact name of registrant as specified in its charter)

Nevada	000-55961	46-0495298
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

3465 S Gaylord Court, Suite A509, Denver, Colorado	80113
(Address of principal executive offices)	(Zip Code)

(855) 933-3277

Registrant’s telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [  ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [  ]

Social Life Network, Inc. referred to herein as “we”, “us” or “us”.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 21, 2020, our Board of Directors made the following Director Appointments and accepted the following Director Resignations.

Director Appointments (Social Life Network, Inc.)

Appointment of Brian Lazarus

On January 21 2020, we appointed Brian Lazarus as our Director.

Biography of Brian Lazarus

Brian Lazarus was appointed as our Director on January 21, 2020. Brian Lazarus has spent over 40 years producing notable entertainment and experiential events with specialized skills at professional audio, video and digital tech. He is the co-founder and Executive Vice President of Media Star Promotions, one of the nation’s top branding, touring and strategic marketing agencies. His expertise in the design and execution of consumer experiences for regulated products blends seamlessly with the goals of the burgeoning cannabis space. Brian Lazarus is committed to increasing the depth of services provided by Social Life Network, MjLink, and its affiliates.

Appointment of Lynn Murphy

On January 21, 2020, we appointed Lynn Murphy as our Director

Biography of Lynn Murphy

Lynn Murphy was appointed as our Director on January 21, 2020. Lynn Murphy has specialized in sales and marketing as the founder and owner of several companies over the past 30 years. With an MBA and extensive C Suite level negotiations experience, he has grown companies from start-up to multi-million dollar revenue generators. As the CEO of our licensee, Sports Social Network, and as our Director, Lynn Murphy combines his lifetime passion and involvement in hunting, fishing, and outdoorsmanship along with his skill sets in directing the technology needed to bring Sports Social Network divisions to the public markets, and providing us with a vital asset.

Appointment of Britt Glassburn

On January 21, 2020, we appointed Britt Glassburn as our Director

Biography of Britt Glassburn

Britt Glassburn was appointed as our Director on January 21, 2020. Britt Glassburn has spent nearly 30 years in the residential real estate industry, over the past six years focusing her attention to increasing the business acumen of real estate professionals through best-in-class technology tools and industry specific coaching. As the Chief Executive Officer of Social Life Network’s licensee, LikeRE.com, her focus is to ensure online success by real estate professionals through technology development.

Appointment of Todd Markey

On January 21, 2020, we appointed Todd Markey as our Director

Biography of Todd Markey

Todd Markey was appointed as our Director on January 21, 2020. Since April 1, 2019, Todd Markey has been the president of the MjMicro division of MjLink and directs the MjMicro events. Todd Markey has more than 10 years of finance and capital markets experience and is a trusted expert for micro-cap to small cap companies in expanding their investor and public relations. Additionally, he has assisted companies in the pre-IPO and up-listing process, from the OTC markets onto Nasdaq and NYSE stock exchanges.

Our Board of Directors

As of January 21, 2020, our full Board of Directors consists of Ken Tapp, Brian Lazarus, Lynn Murphy, Britt Glassburn, and Todd Markey.

Biography of Ken Tapp

Ken Tapp has served as our Chief Executive Officer/Chairman/Chief Technology Officer since our inception in June 2016 and prior to, since January 2013, as the private company, Social Life Network (f/k/a Life Marketing, Inc.). Ken Tapp was the Vice President of Engineering at HomeBuilder.com & Realtor.com from 1996 through their IPO in August of 1999. Ken Tapp went on to launch one of the largest and most successful real estate industry SaaS platforms, that was used by as many as 1,300,000 real estate offices and 57,000 home builders from 2001 through 2011 in the US, Australia, New Zealand, Canada and the United Kingdom. The SaaS platform provided listing data access to companies like Trulia, Zillow, News Corp, Gannett, Clear Channel, Realtor.com, and many other digital media outlets until Ken Tapp sold the company in late 2011.

Director Appointments (MjLink)

Appointment of Brian Lazarus

On January 21, 2020, we appointed Brian Lazarus as a Director of MjLink. Brian Lazarus’ biography appears above.

Appointment of Todd Markey

On January 21, 2020, we appointed Todd Markey as a Director of MjLink. Todd Markey’s biography appears above.

MjLink’s Board of Directors

As of January 21, 2020, MjLink’s full Board of Directors consists of Ken Tapp, Brian Lazarus, Leslie Bocskor, and Todd Markey.

Director Resignations (Social Life Network, Inc.)

On January 21 2020, Vincent Keber, III resigned as our Director, which resignation was not in connection with any disagreement with our management regarding us, our operations, policies or practices. Vincent Keber continues to be an Advisor for Social Life Network and for MjLink.

On January 21, 2020, Leslie Bocskor resigned as our Director, which resignation was not in connection with any disagreement with our management regarding us, our operations, policies or practices. Leslie Bocskor continues to be an Advisor for Social Life Network and a Director of MjLink.

On January 21, 2020, Kenneth Granville resigned as our Director, which resignation was not in connection with any disagreement with our management regarding us, our operations, policies or practices. Kenneth Granville continues to be an Advisor for Social Life Network and for MjLink.

Director Resignations (MjLink) (Vincent Keber III, Kenneth Granville)

On January 21, 2020, Vincent Keber, III and Kenneth Granville each resigned as MjLink’s Director, which resignations were not in connection with any disagreement with MjLink’s management regarding MjLink, or its operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 23, 2020

Social Life Network, Inc.

By:	/s/ Ken Tapp
Ken Tapp, Chief Executive Officer